 2812 SOUTH 2750 EAST. • SALT LAKE CITY, UTAH 84109

 (801) 277-2763 PHONE • (801) 277-6509 FAX

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

August 30, 2010

U.S. Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.  20549

Re:       Consent to be named in the S-8 Registration Statement of Wizzard Software

            Corporation, a Colorado corporation (the "Registrant"), to be filed on or about August 30,

            2010, covering the registration and issuance of 2,000,000 shares of common stock to participants in the Company's 2010 Stock Option Plan

Ladies and Gentlemen:

We hereby consent to the use of our audit report dated March 31, 2010, for the fiscal year ended December 31, 2009, that is contained in the Company's 10-K Annual Report for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 31, 2010 in the above referenced Registration Statement.  We also consent to the use of our name as experts in such Registration Statement.

/s/ Gregory & Associates, LLC

Gregory and Associates, LLC,

Certified Public Accountants